EXHIBIT 23.1


                          Independent Auditors' Consent


                  We consent to the incorporation by reference in Registration Statements Nos. 33-20842, 33-20859, 33-86232, 33-86236, 333-06371, 333-04953,
333-19833, and 333-45255 of Cavalier Homes, Inc. on Form S-8, and to the incorporation by reference in Registration Statement Nos. 33-62487 (as amended), 33-63060 (as amended), 33-86348 (as amended), 333-18213 (as amended), and 333-
00607 (as amended) of Cavalier Homes, Inc. on Form S-3 of our report dated February 17, 1998 (March 13, 1998 as to the amendment to the Credit Facility described in Note 5), appearing in this Form 8-K/A of Cavalier Homes, Inc., dated March 16, 1998.


/s/ Deloitte & Touche LLP
-------------------------

Birmingham, Alabama
March 16, 1998




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